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                                                                    EXHIBIT 99.1

                                                                FINAL TRANSCRIPT


         THOMSON STREETEVENTS(SM)

         KNDL - Q3 2005 KENDLE EARNINGS CONFERENCE CALL

         EVENT DATE/TIME: OCT. 27. 2005 / 8:30AM ET

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CORPORATE PARTICIPANTS

PATTY FRANK
Kendle - Director of IR

CANDACE KENDLE
Kendle - Chairman & CEO

CHRIS BERGEN
Kendle - President & COO

BUZZ BRENKERT
Kendle - CFO


CONFERENCE CALL PARTICIPANTS

DAVE WINDLEY
Jefferies & Co. - Analyst


PRESENTATION

OPERATOR

Welcome to Kendle's Third Quarter 2005 Earnings Conference Call and Webcast. As a reminder, this call is being recorded. At this time, I will now turn the call over to Ms. Patty Frank, Kendle's Director of IR. Please go ahead.


PATTY FRANK - KENDLE - DIRECTOR OF IR

Thank you. Good morning, everyone, and welcome to our conference call. With us today are Dr. Candace Kendle, Kendle's Chairman and CEO, Chris Bergen, Kendle's President and Chief Operating Officer, and Buzz Brenkert, Kendle's Chief Financial Officer.

By now, you should have all received a copy of our earnings release. This release also is posted on our corporate website at www.kendle.com, or via PR Newswire at www.prnewswire.com. If you are interested in listening to a replay of this call, a telephone version is available through November 25 by dialing 706-645-9291 and entering access code 3500295, or you may access a webcast of the archived call at www.kendle.com.

(Caller Instructions.)

Before I turn the call over to Dr. Kendle, I would like to remind everyone that statements made during today's call that are not historical might be considered forward-looking. Today, we will be talking about our expectations regarding a number of activities in which Kendle is engaged. Reliance should not be placed on such forward-looking statements because they involve risks and uncertainties that may cause our actual results to differ materially from those which we are going to discuss or which we may imply. Those risks and uncertainties are outlined in our Securities and Exchange Commission filings.

During today's call, we'll be referring to certain non-GAAP financial measures that have not been prepared in accordance with generally accepted accounting principles. With that, I would like to now turn the call over to Dr. Kendle.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

Good morning, and welcome to our third quarter call. This morning we'll begin with the financial results, followed by a discussion of the new business awards, growth performance, and a few comments on guidance.






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Buzz, you want to start us off?


BUZZ BRENKERT - KENDLE - CFO

Sure. Thanks, Candace. Good morning, everyone. This was another strong quarter for the Company. Net service revenues totaled a record $51.6 million, representing 20% growth over last year. Diluted earnings per share of $0.24 for the quarter compares favorably to $0.04 per share for the third quarter of last year, and pro forma EPS of $0.19 for the second quarter of this year. Last quarter's pro forma EPS excludes a one-time charge of $0.09 per share for the write-off of certain deferred tax benefits.

Focusing on revenue, the 20% revenue growth for this quarter versus last year is all organic, as is the growth from the first and second quarters of this year. Foreign exchange rate fluctuations had a negligible effect on revenue growth versus last year, and actually reduced growth versus Q2 from 5% to 3%.

In addition to growth, we continue to see reduced customer concentration in our revenue. Our top five revenue-generating sponsors accounted for 34% of net service revenues in the quarter. That's down from 39% last year, with one sponsor accounting for approximately 13% of total revenues, down from 16% last quarter and 21% in the third quarter of last year.

Geographically, North American-based service revenues were 58% of the total. European revenues were 39% and Asia Pacific revenues were 3%. Income from operations for the quarter of $5.5 million represents an operating margin of 10.7%, up from 7.3% in the previous quarter and 4.5% in the third quarter of last year.

Pre-tax income for the quarter totaled $5.3 million, up from $3.9 million in the second quarter and $1.4 million last year. The significant increase in profitability over last year's third quarter is primarily due to three factors. First, of course, is the revenue growth. Second is improved gross margin, which has grown from less than 45% last year to almost 47% this year. This reflects efficiencies resulting from our preferred customer strategy as well as the growing success of our Working Smarter process improvement initiative. Finally, cost control and leveraged overheads also contributed to profitability growth. SG&A and depreciation expenses combined declined from 40% of revenue last year to 36% this year.

Net income of $3.4 million for the quarter compares to income of $1.4 million for Q2, or $2.6 million absent the write-off of the deferred state tax benefit. And it's more than five times the $600,000 reported for Q3 of last year. As mentioned earlier, earnings per share of $0.24 compares to pro forma EPS of $0.19 last quarter and $0.04 for the third quarter of last year.

Cash flow from operations for the quarter was over $3.9 million, and free cash flow, which represents cash flow from operations net of capital expenditures, was $2.9 million. DSOs at quarter end totaled 49 days. That's up from 47 days at the end of the second quarter, but it is well down from the 59 days at this time last year.

For the nine months year-to-date, net service revenues were $149 million. That's an increase of 19% versus the first nine months of last year. Year-to-date revenue growth is all organic with one percentage point due to the impact of foreign exchange rate fluctuations. By geographic region, North American-based service revenues were 57%, European were 40%, and Asia Pacific service revenues were 3% of the total.

Our top five customers accounted for 35% of net revenues for the first nine months of the year. That's down from 41% last year and 49% two years ago. Our largest customer accounted for 16% of year-to-date revenue, down from 21% last year and 29% two years ago. Once again, no other sponsor accounted for more than 10% of the total.

Year-to-date operating income of $12 million and pre-tax income of $12.6 million compare favorably to a nine-month operating income last year of $2.9 million, and pre-tax income of $3 million. Pre-tax income in both years includes a gain on early debt extinguishment. That was $300,000 this year and $600,000 last year. In addition, operating and pre-tax income for the first nine months of last year included a charge of $300,000 for severance and outplacement costs associated with a work force realignment.




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Net income for the year-to-date totaled $7 million, or $0.50 per share, compared to net income for the same period last year of $1.5 million, or $0.11 per share. On a pro forma basis, excluding the write-off of the deferred tax benefit in the second quarter of this year, the charges for severance and outplacement last year, and the gains on debt extinguishment for both years, the pro forma earnings per share for the first nine months are $0.57 this year, as compared to $0.09 last year.

Turning to the balance sheet, accounts receivable at the end of the quarter totaled $54.8 million, consisting of $28.9 million of billed receivables and $25.9 million of unbilled receivables. Advanced billings totaled $19.4 million, resulting in net receivables of $35.4 million, up $3.8 million from the start of the quarter.

From a cash standpoint, we finished the quarter with cash and securities of just under $36.3 million. That's an increase of $6.3 million from the previous quarter. In addition to the free cash flow mentioned earlier, cash was enhanced by receipt of $4.9 million resulting from the exercise of employee stock options during the quarter. Working capital totaled almost $57 million at the end of September, and total assets aggregated almost $165 million.

On the other side of the balance sheet, bank borrowings totaled $4.5 million and shareholders' equity was almost $116 million. Finally, capital expenditures totaled $1.1 million during the quarter, $3.7 million year-to-date.

That does it for the financial review. Candace, do you want to cover sales and guidance?


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

Sure. Thanks, Buzz. Beginning with the new business awards, gross sales for the quarter were $85 million, which compares to gross sales of $70 million in Q3 of '04, a 21.4% increase and, compared to Q2 this year, of $80 million for an increase of 6.3%. Cancellations for the quarter were $6 million, which compares to cancellations in the last quarter of $10 million. Cancellations were approximately 7% of gross sales for the quarter.

As of the end of the third quarter, total business authorizations, signed backlog, and verbal awards totaled an all time high of $300 million, compared to $225 million at the end of Q3 last year, representing a 33.3% increase. Sequentially, backlog increased 9.9% from the end of Q2 this year, which was at that time $273 million. Our gross book-to-bill was 1.6 to 1, while our net book-to-bill is 1.5 to 1.

A few comments on our RFP volume. Our number volume declined in the quarter when compared to the previous quarter, but the RFP total dollar volume as well as the average dollar per RFP rose. The decline in number in part reflects our selective strategy and customer segmentation, since we don't count RFPs until we respond to them. In addition, there is some small seasonality in the summer months, and we also had a reduced marketing in Q3 in preparation for our ramping up of the second tier of our marketing message, which will be launched Q4 and early Q1 of '06.

With regard to customer concentration and sales for the quarter, the top five customers as a total of gross sales and net sales were 39.7 and 42.7, respectively. Just to remind you, Buzz's comment, the customer concentration with regard to revenue for quarter for the top five was 34%.

Just to comment on our oncology sales, which has been a therapeutic focus for us, they were again up for the quarter. We continue to exceed our budgeted growth targets. Oncology sales have occurred in large, mid, and small-sized biopharmaceutical companies and across all our areas of clinical development and regulatory affairs business.

With regard to our overall growth, just a reminder, the CRO market for '05 was projected to grow in the mid-teens, and specifically, the phase one through four services where we compete also is expected to grow in mid-teens. Kendle's sales growth gross and net were 22.1 and 28.2%, respectively, both significantly over the overall market growth rate. Our revenue growth, again, Buzz mentioned, was 20.2% year-over-year for the quarter, and again, significantly over the marketplace growth rate.



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Just a brief comment on our fourth quarter sales. Our current sales are tracking per the budget, and we continue to see an expansion in our customer base, both in new customers, but also, in first time repeat customers, both in small and large biopharmaceutical customers. And we're particularly pleased with these first-time repeat customer numbers.

I'd like to just spend a few minutes now talking about growth and continued performance. We are extremely pleased with our progress with regard to the improved financial performance, but we recognize we are not there yet. We have completed the restructuring of the organization. We continue to attract further experienced clinical development talent. We have built a performance-based business management model and reward our individuals for performance, and that model is maturing at Kendle. And in general, feel comfortable saying we've moved the Company to a much healthier state.

In the future, we will be focused on several areas with regard to our top line growth. Our current core competency growth will come through enhanced brand recognition to our marketing program, extended preferred customer relationships, and by continuing to focus on retracting and retaining the best in class clinical development professionals.

Our top line expansion will also come through the extension of our business mix. We have previously spoken of acquisition in spaces adjacent to our phase one business, such as centralized ECG, imaging, clinical, or bioanalytical labs. The acquisition of these businesses continues to be part of our strategy. However, given the current environment, it is essential that we stay disciplined with regard to these efforts. The value of business mix additions must be carefully weighed against the current valuation expectations of the sellers. We have and will continue to look at many opportunities trying to find and drive a best fit. In the meantime, we will continue to grow our business organically.

With regard to our operating margin growth, we want to continue to reassure you that we understand that the operating margin percentage competitive space lies in the mid-teens. The [indiscernible] we have been moving against and will continue to pursue has three components. Leveraging our SG&A through top line growth, enhancing customer selection, thus reducing selling costs and building operational efficiencies through repeat work, and continuing to implement our Working Smarter initiative throughout the organization, driving process improvement in order to reduce costs.

I also want to add a note of caution with regard to the current quarter 10.7% operating margin. We are extremely pleased that we have fulfilled a promise made to all of our stakeholders, double-digit operating margin percentage by year-end. We may see some near-term volatility in this number as we move through the next quarters--next two quarters. I'm sorry. This does not reduce our drive to continue to make step-wise progress to the mid-teens operating margin percentage. We understand that this is our commitment to you.

In summary, we are pleased to be able to share our success to date, but fully understand that there is more work to be done.

This was just pointed to me, that when I spoke of our top line extension, I said phase one and not phase one through four. My apologies. We are looking at synergies and adjacencies completely across the phase one through four space. Thanks, Chris.

I just want to speak a moment to our guidance. With three quarters of results under our belt, we are happy to say we remain very confident on meeting our full year EPS guidance from $0.79 to $0.84 per share on revenue of $200 to $210 million. At the end of the fourth quarter, we indicated we expected to realize revenue in the upper half of this guidance range. While we expect to report full year revenues within the bounds of the original guidance, the significant changes in the foreign exchange rate since April will preclude us from reaching the upper half of the range. This is a foreign exchange effect.

At this point, I'd like to move to questions, please. Operator?


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QUESTION AND ANSWER


OPERATOR

(Caller Instructions.) Your first question comes from the line of Dave Windley with Jefferies and Company.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Good morning. Dave Windley.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

Good morning, Dave.


DAVE WINDLEY  - JEFFERIES & CO. - ANALYST

Good morning. Congratulations.


CANDACE KENDLE  - KENDLE - CHAIRMAN & CEO

Thank you.


DAVE WINDLEY  - JEFFERIES & CO. - ANALYST

That 10.7% operating margin is impressive. My first question, Candace, is on that topic. And if you could elaborate possibly a little bit on how you are--how in this particular quarter you were able to grow revenue sequentially and actually reduce absolute costs. I mean, I know it wasn't very much. But if I add up the operating expense lines, it is actually sequentially lower. I figure you are hiring, a lot of activity is going on, you're supporting a pretty substantial growth in backlog. It's pretty amazing to me that costs would go down.


BUZZ BRENKERT  - KENDLE - CFO

And Dave, let me jump in and talk a little bit about that. The growth really in revenue represents the new people that we brought on in the second quarter getting up to speed, getting to assignments, and performing on those assignments. Becoming really billable, going through that initial orientation period in the second quarter when they were not terribly productive, so that we could get more revenue without any significant increase in cost.

A lot of the cost drop came from some control, some reduced spending on the marketing side that we had. You may notice that depreciation went down rather significantly from quarter to--from second quarter to the third quarter--.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

--Right--.


BUZZ BRENKERT  - KENDLE - CFO

--Which really represented a couple of fully depreciated significant IT assets that we had at the end of the second quarter.


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DAVE WINDLEY  - JEFFERIES & CO. - ANALYST

Okay. But it's fair to assume--you mentioned that the marketing spend is going to ramp up toward the end of the fourth quarter, so that would be one thing. And then, I assume you did add heads in the third quarter and do expect to add heads every quarter for the foreseeable future, given the growth in backlog.


CANDACE KENDLE  - KENDLE - CHAIRMAN & CEO

That's true. And, Dave, we believe in--I mean, we keep talking about the Working Smarter initiative. Every quarter, we are turning over the rocks, in a fairly systematic way, looking for places where our business is not running as efficiently as what's expected in the marketplace.


DAVE WINDLEY  - JEFFERIES & CO. - ANALYST

All right.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

So I think you're--I mean, I think you should expect to see us improve the costs relative to revenue stream over the next quarter. But we do think that there will be some volatility in it as you do the higher--as you say, that you ramp up the hiring for larger rather than smaller projects, or you have marketing bumps to meet the marketing plan. But you should be able to see this happen until we get to the competitive space.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Right. And I understand, Candace, your comments targeted at a thought process on percentage. But I'm actually thinking about absolute dollars that as you--I mean, I've heard you say you say in the past couple of conference calls that your billable people are absolutely running as fast as they possibly can, and probably working a lot of overtime would be my guess. And so, it wouldn't seem--I mean, I suppose you can put some IT in place and stretch their capabilities a little bit. But it would seem that additional dollars of revenue are at least going to require billable heads, right?


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

Yes. And that's absolutely true. And the other thing, there are pockets, for example, in Eastern and Central Europe, where we still have some opportunity. But there's not much opportunity left. I mean, we--you are exactly correct. I mean, there is not lots of opportunity left--.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

--Right--.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

--In terms of absolute dollars [indiscernible].

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DAVE WINDLEY  - JEFFERIES & CO. - ANALYST

Okay. In the--the next thing I have on my list here is tax rate. Buzz, the--I guess, coming out of the second quarter there had been some question marks around your Ohio state tax rate changes and you were working through that. You did, then, subsequently raise guidance. But the tax rate did come in a little bit higher, I think, than the prior indication. Could you talk about that?


BUZZ BRENKERT  - KENDLE - CFO

The primary reason for it coming in higher than we had originally anticipated, Dave, is because of the true ups we had from the 2004 tax [inaudible]. In particular, there was one item in our German tax return that costs us about $150,000 Euros in the true up. But it was really kind of a one-time thing that hit us there.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Okay. And so, your forward-looking expectations for tax rate would be what?


BUZZ BRENKERT - KENDLE - CFO

I'm still sticking with the 34% for the fourth quarter that I--.


DAVE WINDLEY  - JEFFERIES & CO. - ANALYST

--Okay--.


BUZZ BRENKERT  - KENDLE - CFO

--I talked there that I expected for the third quarter.


DAVE WINDLEY  - JEFFERIES & CO. - ANALYST

Okay. Candace, can you talk a little bit about pricing environment. I'm guessing you listened to your competitor's conference call yesterday, and there was some commentary about pricing and functional outsourcing. Is that something that you're seeing? Is it something that you're participating in? And given your margin expansion, it doesn't seem terribly problematic, but if you could just provide some color around that, please.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

Dave, I didn't--I assume you're talking about Pat's call.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Yes.



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CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

I didn't hear Pat's call. So--.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

--Okay. He just talked about--attributed some of their--I don't want to put words in his mouth, but some of their slower revenue to being somewhat price selective on some business. And I hear you saying some of the things--same things qualitatively, but the numbers in terms of growth rate certainly look different.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

Let me see if I can--because--let me see if I can get--understand what you're saying. I mean, certainly, the functional service provision from our major customer has been in place for some time.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Right.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

So we're sort of ridden through that tough time. And I don't want to get--this is Pat's business, not my business. But our customer mix is very different from his. So there will be some differences. We also have been able to talk to customers about moving some of our costs to lower cost countries--environments because of sustained relationships. A couple of our customers where we have functional service provision have, because of a longstanding relationship, said fine. You want to--we're comfortable with you. If you want to move to those lower cost environments, we can work with you on that.

So in that sense, we've got--I think we're through the toughest part of the functional service provision relationship.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Okay. Is that--maybe another way to ask that is do you see pricing differences, and therefore, margin differences, in your--notwithstanding the move to lower cost jurisdictions in your functional outsourcing work versus more traditional CRO project-driven work?


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

There are lots of difference price relationships with--I mean, there's a whole spectrum. That's certainly one group of customers. I wouldn't want to lump them--that customer. A functional service provider customer doesn't necessarily have one set of services from us. If you have a customer from whom you do have a functional service relationship, you might very well have global program development and consulting, and those pricings are not the same. And the functional service provision relationships count on efficiencies in sort of a manufacturing model. So I don't think you should assume the margins are necessarily different. The cost to them may be different, but the way in which you--I mean, in every one of our functional service relationships, those customers we also have full service relationships.


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DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Right, okay. All right. I'm going to jump out and let somebody else get in the queue.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

Thanks, Dave.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Thank you.


OPERATOR

(Caller Instructions.) At this time, you have another follow-up from Mr. Dave Windley.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

I am just giving other people the opportunity.


BUZZ BRENKERT - KENDLE - CFO

That's kind of you.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Okay. So a few questions around bookings. The number was obviously quite good in the quarter. You talked about, I think, top five percentage. Were there any--can you characterize any kind of tranches of winds? Do you have anything, say, north of $20 million, or where might I see some lumpiness in that bookings number?


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

I don't think so, but we continue to drive the--I mean, we're continuing to see the move to the larger global trials, which has been our target. And the marketing--and organizational development aspect has been successful in driving that. But, no, I wouldn't say that.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Okay. So basically, a lot of small to medium-sized wins.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

Yes. There's not one big customer overhang there.


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DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Okay. And I'm--Candace, you made some comment about new customers. And kind of--and then, on the other side of that coin, repeat business. And I just missed those. Could you go over that again?


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

I was just saying that when we look at the fourth quarter--and this has been a trend and we continue to be happy to see it. But we have been really working on customer mix. And as Buzz pointed out in the financial report, our top customer percentage keeps declining. But we also know we get efficiencies when you get the larger customer--when you get some concentration with one customer. So you have to do things. You have to broaden the mix so you are not hit, as you know--I mean, I'm just telling you things you already know. So you are not hit significantly with one program cancellation or one customer consolidation.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Right.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

On the other hand, going out and constantly getting new customers doesn't allow for building efficiencies and cutting costs, because of the huge learning curve. So we are at the point where our customer mix expansion has been significant, and we are now seeing continued first-time repeat business that says we're going to begin to see efficiencies in these preferred customers. The customers like the work. They like the relationship. They are giving us second and third pieces of business, which means you can then talk to them about, okay, now how do we drive organizational efficiencies between us.

So that--I mean, it's really a--that's what I was trying to say is that the--while the concentration of single customers is going down, the top five customer rotation in sales and revenue has been consistent now quarter-over-quarter, where we see sort of two or three change every quarter. And now we're seeing repeat business enter into those sales--new sales awards.

DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Okay. That's good. I understand exactly what you're talking about. Is it possible to put a percentage on your repeat business?


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

No.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

No? Okay. Is it possible to put a percentage on oncology over total revenue?


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

Buzz, have we been reporting that?


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BUZZ BRENKERT - KENDLE - CFO

I don't have that information available. I think we've got some on sales, but not on revenue.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Okay. How about--?


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

--I--.


BUZZ BRENKERT - KENDLE - CFO

--And then, actually--.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

--Can you take an estimate?


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Sure.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

An estimate is about 25%.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Twenty-five percent. Okay. And then, maybe a different way to ask that question is what would be your top three or so therapeutic areas in order?


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

Oncology, C&S is number two--and, of course, that's just a broad band. And the third one sort of moves around. It could be sort of the anti-inflammatory analgesic, but it also could be cardiovascular. They are kind of what you would expect.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Right. Okay. So is--so it's fair to assume that almost everybody's top therapeutic area is oncology right now?


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

Is that so?

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DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Not quite, but I wouldn't--.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

--I think--.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

--Wouldn't force you to--.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

--I'm thinking what we would really be--.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

--About your business. But yes, it's pretty much true.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

Yes, there is no doubt that it is a business driver. Having oncology expertise is a business driver today.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Yes. Okay. I think that's about it. Tax rate. So I guess the last question is just guidance. Is your--you are not--you beat the quarter by a couple of pennies and absorbed a little bit higher tax rate, but no upward guidance?


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

We're going to hang in at our rates.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Okay. And just for clarification--you've been on the road with us. We appreciate that. But on that trip, there was--you did begin to discuss the steps by which you get from the current margin level to the mid-teens margin level. It probably would be helpful to clarify maybe some of those qualitative things. But also, give us a sense for how long you see that progression evolving.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

And that's a fair question, Dave. And I--we're just not prepared to do it today. I think at the next call we will likely talk about all of those issues. But, I mean, it's a very fair question. We need to get more quantitative about that and the timeframe.

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DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Okay. Is it fair to assume that it's not a year? It's more than a year.


BUZZ BRENKERT - KENDLE - CFO

Dave, we're still in the process of budgeting for next year. So I wouldn't throw anything out. I think we need to just hold on until we complete our budgeting process before we can give you a better feel for it.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Okay. But relative to Candace's comments about the 10.7 in this quarter and the next couple of quarters, is that we should kind of assume that it may vacillate a little bit around 10%--the EBIT margin.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

Yes, I mean, I think that's a possibility. Yes.


DAVE WINDLEY - JEFFERIES & CO. - ANALYST

Okay. Thank you. Congratulations.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

Thanks.


OPERATOR

(Caller Instructions.) At this time, there are no further questions.


CANDACE KENDLE - KENDLE - CHAIRMAN & CEO

Thank every--thank you to everyone for participating. Goodbye.


OPERATOR

This concludes today's conference call. You may now disconnect.

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